UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2013 Equity Incentive Plan

As previously disclosed in the Form 10-Q for the Quarterly Period Ended June 30, 2014 filed by AMC Entertainment Holdings, Inc. (the “Company”), the Board of Directors and the Compensation Committee of the Company previously granted certain employees, including the named executive officers, performance stock units (“PSUs”) which will vest based on the achievement of a 2014 free cash flow performance target, subject to the holder’s continuous service with the Company through the vesting date. As a result of the increase in 2014 authorized capital expenditures described in Item 7.01 below, the Board of Directors and Compensation Committee of the Company approved an adjustment to the calculation of the free cash flow performance target to exclude the effect of the additional authorized capital expenditures since timing of the capital expenditures is such that they will not materially impact 2014 operating results of the effected theatres.  At the time the original free cash flow performance target was established, the additional capital expenditures were not contemplated and as a result, without an adjustment, the vesting of the PSUs would have been negatively impacted by this change in authorized capital expenditures.  The Company believes that the investment it is making in capital expenditures will be beneficial to all shareholders in the long-term.

Item 7.01                                           Regulation FD Disclosure.

On September 15, 2014, the Company’s Board of Directors approved increasing 2014 authorized capital expenditures by $38,800,000, to accelerate deployment of certain customer experience enhancing strategic initiatives that have improved operating results at the theatres where already deployed.  As a result the Company revised its estimates of capital expenditures for calendar year 2014 from amounts previously disclosed in Form 10-Q as follows:

The Company expects that its gross cash outflows for capital expenditures will be $265,000,000 to $285,000,000 for 2014, before giving effect to expected landlord contributions of approximately $35,000,000 to $55,000,000.

As described above, as a result of the increase in authorized capital expenditures, an adjustment was made to the calculation of free cash flow performance target for the purposes of determining whether PSUs granted in 2014 will vest.  This adjustment resulted in re-measurement of the fair value of the 2014 PSU awards as of September 15, 2014. Based on the closing price of the Company’s stock of $24.60 per share on September 15, 2014 and assuming the cash flow performance target (as adjusted) is 100% achieved, the Company expects to incur approximately $1,100,000 in additional stock-based compensation expense during the twelve months ended December 31, 2014 with respect to PSUs granted to all employees, including the Company’s named executive officers.

On September 18, 2014, the Company issued a press release announcing this increase in authorized capital expenditures.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press release dated September 18, 2014

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “believe,” “continue,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased supply, quality and performance of, and delays in our access to, motion pictures; risks relating to our significant indebtedness; our ability to utilize net operating loss carry forwards to reduce future tax liability; increased competition in the geographic areas in which we operate and from alternative film delivery methods and other forms of entertainment; the impact of shorter theatrical exclusive release windows; the impact of governmental regulation, including anti-trust review of our acquisition opportunities; and unexpected delays and costs related to our optimization of our theatre circuit.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of these risks and uncertainties, see the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 4, 2014, and our other public filings. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has du1y caused this report to be signed on its behalf by the undersigned hereunto du1y authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: September 18, 2014	By:	/s/ Craig R. Ramsey
Craig R. Ramsey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press release dated September 18, 2014.